Ballantyne Strong Reports Financial Results

for Third Quarter 2018

OMAHA, Nebraska (November 6, 2018) – Ballantyne Strong, Inc. (NYSE American: BTN), a holding company with diverse business activities focused on serving the cinema, retail, financial, advertising and government markets, today reported financial results for the third quarter ended September 30, 2018.

Net revenues were $16.5 million in the third quarter of 2018, compared with $19.6 million in the same period of the prior year. Loss from operations was ($1.8) million in the third quarter of 2018, compared with income from operations of $0.5 million in the same period of the prior year. Net loss from continuing operations was ($1.2) million, or ($0.08) per share, in the third quarter of 2018 compared with ($1.0) million, or ($0.07) per share, in the same period of the prior year.

Q3 2018 Financial Summary

Cinema revenues were $11.6 million in the third quarter of 2018, compared with $12.3 million in the same period of the prior year. The decrease was driven primarily by lower sales of screens, digital cinema equipment and non-recurring maintenance services, partially offset by higher sales of screen support systems and installation services.

Digital Media revenues were $5.1 million in the third quarter of 2018, compared with $7.6 million in the same period of the prior year. The decrease was driven primarily by lower revenue from installation services and smaller decreases in contract maintenance revenue, sales of digital signage equipment and revenue from non-recurring maintenance. These decreases were partially offset by $1.5 million of revenue in the current year from our taxicab advertising business that did not exist in the prior year.

Consolidated gross profit was $3.5 million in the third quarter of 2018, compared with $5.3 million in the same quarter of the prior year. Gross margin was 21.5% in the third quarter of 2018, compared with 27.2% in the same quarter of the prior year. The decrease in gross margin percentage was driven primarily by an increase in fixed costs in the Digital Media segment associated with the new Strong Digital Media taxicab advertising business. Excluding the new taxicab advertising business, gross profit was $4.4 million, or 29.6% gross margin. We expect gross losses in the taxicab advertising business will continue into 2019 until enough advertising revenue can be generated to cover these fixed costs.

Selling and administrative expenses were $4.5 million in the third quarter of 2018, compared with $4.8 million in the same quarter of the prior year. The decrease was driven by decreases in consulting expenses and marketing expenses, partially offset by an increase in professional fees.

Balance Sheet

Ballantyne’s cash and cash equivalents balance at September 30, 2018 was $5.7 million, compared to $4.9 million at December 31, 2017. The increase in cash was primarily driven by $4.5 million of proceeds from the sale of the Company’s common stock of BK Technologies, Inc. during the third quarter of 2018 and $4.0 million of net proceeds from a sale-leaseback of the Company’s Alpharetta, Georgia office facility during the second quarter of 2018. This increase was mostly offset by the cash impact of operating losses. Equity method investments had a book value of $12.0 million and a market value of $9.4 million as of September 30, 2018.

About Ballantyne Strong, Inc. (www.ballantynestrong.com)

Ballantyne Strong and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing managed services including monitoring of networked equipment. The Company focuses on serving the cinema, retail, financial, advertising and government markets.

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the following risks and uncertainties: the Company’s ability to expand its revenue streams, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s ability to successfully execute its capital allocation strategy, the Company’s ability to retain or replace its significant customers, the impact of a challenging global economic environment or a downturn in the markets, economic and political risks of selling products in foreign countries, risks of non-compliance with U.S. and foreign laws and regulations, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate new executives, the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms or at all, the Company’s ability to assert its intellectual property rights, the impact of natural disasters and other catastrophic events, the adequacy of insurance and the impact of having a controlling stockholder. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

CONTACT:

Kyle Cerminara
Chairman and Chief Executive Officer
402/829-9403

-tables follow-

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,659	$4,870
Restricted cash	350	-
Accounts receivable, net	14,523	10,766
Inventories, net	3,943	4,821
Other current assets	2,182	1,785
Total current assets	26,657	22,242
Property, plant and equipment, net	14,244	10,826
Equity method investments	12,017	18,053
Goodwill and intangible assets, net	2,740	4,924
Other assets	4,173	2,969
Total assets	$59,831	$59,014

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$7,120	$6,496
Short-term debt, including current portion of long-term debt	3,590	565
Deferred revenue and customer deposits	2,993	1,619
Other current liabilities	22	-
Total current liabilities	13,725	8,680
Long-term debt, net of current portion and debt issuance costs	9,721	1,870
Other liabilities	4,002	4,342
Total liabilities	27,448	14,892
Stockholders’ equity	32,383	44,122
Total liabilities and stockholders’ equity	$59,831	$59,014

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net product sales	$8,401	$12,808	$24,490	$38,302
Net service revenues	8,052	6,751	21,968	18,583
Total net revenues	16,453	19,559	46,458	56,885
Cost of products sold	5,076	10,112	16,308	30,929
Cost of services	7,847	4,128	22,480	10,923
Total cost of revenues	12,923	14,240	38,788	41,852
Gross profit	3,530	5,319	7,670	15,033
Selling and administrative expenses:
Selling	1,139	1,298	3,638	4,207
Administrative	3,384	3,473	12,301	11,706
Total selling and administrative expenses	4,523	4,771	15,939	15,913
Loss on disposal of assets	(799)	-	(2,130)	-
(Loss) income from operations	(1,792)	548	(10,399)	(880)
Other income (expense):
Interest income	-	-	-	18
Interest expense	(180)	(51)	(267)	(84)
Foreign currency transaction (loss) gain	(67)	(306)	41	(410)
Fair value adjustment to notes receivable	802	-	953	-
Other income (expense), net	6	(35)	(9)	(24)
Total other income (expense)	561	(392)	718	(500)
(Loss) income before income taxes and equity method investment income (loss)	(1,231)	156	(9,681)	(1,380)
Income tax expense	497	440	1,837	2,709
Equity method investment income (loss)	507	(753)	(244)	1,516
Net loss from continuing operations	(1,221)	(1,037)	(11,762)	(2,573)
Net loss from discontinued operations, net of tax	-	-	-	(49)
Net loss	$(1,221)	$(1,037)	$(11,762)	$(2,622)
Net loss per share - basic
Net loss from continuing operations	$(0.08)	$(0.07)	$(0.82)	$(0.18)
Net loss from discontinued operations	-	-	-	(0.00)
Net loss	(0.08)	(0.07)	(0.82)	(0.18)
Net loss per share - diluted
Net loss from continuing operations	$(0.08)	$(0.07)	$(0.82)	$(0.18)
Net loss from discontinued operations	-	-	-	(0.00)
Net loss	(0.08)	(0.07)	(0.82)	(0.18)

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(11,762)	$(2,622)
Net loss from discontinued operations, net of tax	-	(49)
Net loss from continuing operations	(11,762)	(2,573)
Non-cash expenses, net	5,758	3,647
Fair value adjustment to notes receivable	(953)	-
Equity method investment loss (income)	244	(1,516)
Dividends received from investee	817	-
Changes in operating assets and liabilities, net	(2,900)	(471)
Net cash flows used in operating activities - continuing operations	(8,796)	(913)
Net cash flows used in operating activities - discontinued operations	-	(147)
Net cash used in operating activities	(8,796)	(1,060)

Cash flows from investing activities:
Proceeds from sale of equity securities	4,531	-
Purchase of equity securities	-	(2,525)
Dividends received from investee in excess of cumulative earnings	69	230
Capital expenditures	(1,220)	(2,949)
Proceeds from sale of business	-	60
Net cash provided by (used in) investing activities	3,380	(5,184)

Cash flows from financing activities:
Proceeds from sale-leaseback financing	7,000	-
Proceeds from issuance of debt	3,205	2,500
Principal payments on debt	(3,375)	(17)
Other	(177)	(265)
Net cash provided by financing activities	6,653	2,218
Effect of exchange rate changes on cash and cash equivalents	(98)	304
Net increase (decrease) in cash and cash equivalents and restricted cash	1,139	(3,722)
Discontinued operations activity included above:
Add: Cash balance included in assets held for sale at beginning of period	-	175
Less: Cash balance included in assets held for sale at end of period	-	-
Cash and cash equivalents and restricted cash at beginning of period	4,870	7,596
Cash and cash equivalents and restricted cash at end of period	$6,009	$4,049
Supplemental disclosure of non-cash investing and financing activities:
Term loan borrowings to finance equipment purchases	$4,121	$-